                                                                     Exhibit 4.4

                               NOBLE ENERGY, INC.
                                    as Issuer

                                       TO

                    THE BANK OF NEW YORK TRUST COMPANY, N.A.
                                   as Trustee

                           Third Indenture Supplement

                           Dated as of April 19, 2004

                                       to

                                    INDENTURE

                            Dated as of April 1, 1997

                                  $200,000,000

                              5.25% Notes due 2014

                           THIRD INDENTURE SUPPLEMENT

      THIRD INDENTURE SUPPLEMENT (the "Third Indenture Supplement"), dated as of April 19, 2004, between NOBLE ENERGY, INC., a Delaware corporation (together with its successors and assigns as provided in the Indenture referred to below, the "Company"), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association (together with its successors in trust thereunder as provided in the Indenture referred to below, the "Trustee"), as trustee under an Indenture, dated as of April 1, 1997, between the Company and the Trustee (the "Indenture").

                                    RECITALS

      WHEREAS, the Indenture provides for the issuance by the Company from time to time of its debentures, notes, bonds or other evidences of indebtedness (hereinafter called "Securities") in one or more fully registered series;

      WHEREAS, Section 901 of the Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;

      WHEREAS, Section 301 of the Indenture provides that the Company may enter into supplemental indentures to establish the terms and provisions of a series of Securities issued pursuant to the Indenture;

      WHEREAS, the Company has duly authorized the issuance of up to $200,000,000 5.25% Notes due 2014 (the "Notes"), a new series of Securities;

      WHEREAS, the Company, has duly authorized the execution and delivery of this Third Indenture Supplement to supplement and amend in certain respects the Indenture insofar as it will apply to the Notes; and

      WHEREAS, all things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Third Indenture Supplement a valid agreement of the Company, in accordance with their and its terms.

      NOW THEREFORE:

      In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Notes as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.1 Unless the context otherwise requires, the terms defined in the Indenture shall, for all purposes of this Third Indenture Supplement, have the meanings therein defined.

      SECTION 1.2 Unless the context otherwise requires, the terms defined in this Third Indenture Supplement (including the preamble hereof) shall, for all purposes of the Indenture as supplemented and amended by this Third Indenture Supplement, have the meanings herein defined.

      SECTION 1.3 The terms "herein," "hereof," "hereunder" and other words of similar import refer to this Third Indenture Supplement.

                                   ARTICLE II

                                    THE NOTES

      SECTION 2.1 Designation of Notes; Establishment of Form.

      There shall be a series of Securities designated "5.25% Notes due 2014" of the Company, and the form thereof shall be substantially as set forth in Annex A hereto, which is incorporated into and shall be deemed a part of this Third Indenture Supplement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such Notes, as evidenced by their execution of the Notes.

      SECTION 2.2 Amount.

      The Notes shall be issued in an initial aggregate principal amount of $200,000,000; provided, however, that the Company may, without the consent of the Holders of Outstanding Notes, increase the principal amount of the Notes Outstanding by issuing additional Notes ("Additional Notes") in the future on the same terms and conditions (including, without limitation, the right to receive accrued and unpaid interest), except for differences in the issue price and issue date of the Additional Notes, and with the same CUSIP number as the Notes then Outstanding. No Additional Notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes. Any Additional Notes would rank equally and ratably with the Notes then Outstanding and shall be treated as a single series for all purposes hereunder and under the Indenture. From and after the Issue Date of any Additional Notes, any reference herein to "Notes" shall include such Additional Notes.

      SECTION 2.3 Terms of the Notes.

      The Notes shall have such other terms as set forth in the form thereof attached hereto as Annex A.

      SECTION 2.4 Restrictions on Transfer.

      The Notes will be subject to the restrictions on transfer as set forth in the legend appearing on the face of the form thereof attached hereto as Annex A.

      SECTION 2.5 Applicability of Certain Indenture Provisions.

      The provisions of Article Ten of the Indenture, including Section 1004 thereof, as amended by Article IV of this Third Indenture Supplement, and
Section 1005 thereof shall be applicable to the Notes.

      The provisions of Article Thirteen of the Indenture relating to defeasance and covenant defeasance shall be applicable to the Notes.

      SECTION 2.6 Notes and Exchange Notes Single Series.

      The Notes and the related Exchange Notes (as such term is defined in the Registration Rights Agreement, dated as of April 19, 2004, among the Company and the Initial Purchasers named therein (as amended or supplemented from time to time, (the "Registration Rights Agreement")) shall constitute one series for all purposes under the Indenture, including with respect to any amendment, waiver, acceleration or other Act of the Holders or upon redemption or repurchase. Any Exchange Notes issued in exchange for the Notes shall evidence the same continuing indebtedness as the Notes. Under no circumstances shall the surrender of Notes and the issue of Exchange Notes in exchange therefor constitute new indebtedness or obligate the Company to repay the principal amount of the Notes in connection with the exchange.

                                   ARTICLE III

                              DEFAULTS AND REMEDIES

      SECTION 3.1 Acceleration of Maturity; Recission and Annulment.

      The first paragraph of Section 502 of the Indenture is, with respect to the Notes and the Exchange Notes, amended and restated in its entirety and shall be as follows:

      If an Event of Default with respect to the Securities (other than an Event of Default specified in clause (6) or (7) of Section 4.1 in respect of the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Securities may declare the principal amount of all the Securities and the interest accrued thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by holders) and upon any such declaration such principal and interest shall become immediately due and payable. If an Event of Default specified in clause (6) or (7) of Section 4.1 occurs in respect of the Company, all unpaid principal of and accrued interest on the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities.

                                   ARTICLE IV

                                    COVENANTS

      SECTION 4.1 Limitation on Liens.

      The second to last paragraph of Section 1004 of the Indenture is, with respect to the Notes and the Exchange Notes, amended and restated in its entirety and shall be as follows:

      Notwithstanding the foregoing provisions of this Section 5.1, the Company and any one or more Restricted Subsidiaries may issue, assume or guarantee Debt secured by Mortgages which would otherwise be subject to the foregoing restrictions, in an aggregate principal amount which, together with (i) the aggregate outstanding principal amount of all other Debt of the Company and its Restricted Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Debt permitted to be secured under paragraphs (1) through (8), inclusive, above) and (ii) Attributable Debt with respect to Sale and Leaseback Transactions permitted under Section 5.2 of this Third Indenture Supplement does not at any one time exceed 10% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries.

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

      SECTION 5.1 Integral Part.

      This Third Indenture Supplement constitutes an integral part of the Indenture with respect to the Notes.

      SECTION 5.2 Adoption, Ratification and Confirmation.

      The Indenture, as supplemented and amended by this Third Indenture Supplement, is in all respects hereby adopted, ratified and confirmed, and this Third Indenture Supplement shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Third Indenture Supplement shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

      SECTION 5.3 Counterparts.

      This Third Indenture Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

      SECTION 5.4 Governing Law.

      THIS THIRD INDENTURE SUPPLEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE

STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

      SECTION 5.5 Conflict of Any Provision of Indenture with Trust Indenture Act of 1939.

      If and to the extent that any provision of this Third Indenture Supplement limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act of 1939, as amended, such Trust Indenture Act provision shall control.

      SECTION 5.6 Effect of Headings.

      The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

      SECTION 5.7 Severability of Provisions.

      In case any provision in this Third Indenture Supplement or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 5.8 Successors and Assigns.

      All covenants and agreements in this Third Indenture Supplement by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

      SECTION 5.9 Benefit of Supplemental Indenture.

      Nothing in this Third Indenture Supplement, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder and the Holders of the Notes or any Exchange Notes, any benefit or any legal or equitable right, remedy or claim under this Third Indenture Supplement.

      SECTION 5.10 Acceptance by Trustee.

      The Trustee accepts the amendments to the Indenture effected by this Third Indenture Supplement and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in this Third Indenture Supplement and the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Third Indenture Supplement and the Trustee makes no representation with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Indenture Supplement to be duly executed as of the day and year first above written.

                                       NOBLE ENERGY, INC.

                                       By: /s/ JAMES L. McELVANY
                                           ------------------------------------
                                           Name:  James L. McElvany
                                           Title: Senior Vice President and
                                                  Chief Financial Officer


                                       THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

                                       By: /s/ PATRICK T. GIORDANO
                                           ------------------------------------
                                                    Authorized Signatory

                                                                         ANNEX A

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH HEREIN AND IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR INTEREST OR PARTICIPATION HEREIN, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS (OR SUCH PERIOD AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH NOBLE ENERGY, INC. (THE "ISSUER") OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY TO (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE

MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

REGISTERED                                                      PRINCIPAL AMOUNT
No: 1                                                            $200,000,000

CUSIP:  655044 AB 1

                               NOBLE ENERGY, INC.
                              5.25% NOTES DUE 2014

      NOBLE ENERGY, INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS on April 15, 2014 ("Stated Maturity"), and to pay interest thereon from April 19, 2004, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on April 15 and October 15, in each year (each, an "Interest Payment Date"), commencing October 15, 2004, at the rate of 5.25% per annum, until the principal hereof is paid or made available for payment. Interest on the Securities shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

      Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by check payable in such money. At the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall

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appear in the Security Register; provided, that, notwithstanding anything else contained herein, if this Security is a Global Security and is held in book-entry form through the facilities of the Depositary, payments on this Security will be made to the Depositary or its nominee in accordance with the arrangements then in effect between the Trustee and the Depositary.

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth herein.

      This is one of the Securities referred to in the within-mentioned
Indenture.

      IN WITNESS WHEREOF, NOBLE ENERGY, INC. has caused this instrument to be duly executed.

                                       NOBLE ENERGY, INC.

                                       By:
                                           -----------------------------
                                       Name:
                                       Title:

Attest:

By:
   -----------------------------
    Name:
    Title:

Date: April 19, 2004

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Securities referred to in the within-mentioned
Indenture.

                                        THE BANK OF NEW YORK TRUST COMPANY,
                                        N.A., as Trustee

                                        By:
                                             ----------------------------
                                                Authorized Signatory

                               NOBLE ENERGY, INC.
                               5.25% Note due 2014

      This Security is one of a duly authorized issue of Securities of the Company designated as its "5.25% Notes due 2014" (herein called the "Securities"), initially limited in aggregate principal amount to $200,000,000, issued under an Indenture, dated as of April 1, 1997, as supplemented by the Third Indenture Supplement, dated April 19, 2004 (together called the "Indenture"), between the Company and The Bank of New York Trust Company, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

      The Securities are redeemable prior to maturity at the option of the Company, in whole or in part, at any time, at a redemption price equal to the greater of (i) 100 percent of the principal amount of the Securities to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal of the Securities to be redeemed and interest thereon (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus, in each case, accrued interest thereon to the date of redemption. In the event that the Company elects to exercise its right to redeem Securities, the Company shall mail a notice of such redemption to each Holder of record of the Securities by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities or portions thereof called for redemption.

      "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

      "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Securities.

      "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

      "Comparable Treasury Price" means, with respect to any Redemption Date,
(i) the average of three Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of five Reference Treasury Dealer Quotations obtained, or (ii) if the Trustee obtains fewer than five Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained.

      "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time, on the third Business Day preceding such Redemption Date.

      "Reference Treasury Dealer" means each of Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. or their affiliates that are primary U.S. Government securities dealers and their respective successors, and two other primary U.S. Government securities dealers in The City of New York appointed by the Trustee after consultation with the Company. If Citigroup Global Markets Inc., Deutsche Bank Securities Inc. or J.P. Morgan Securities Inc. ceases to be a primary U.S. Government securities dealer in The City of New York, the Company shall substitute therefor another primary U.S. Government securities dealer in The City of New York.

      No Sinking Fund will be established with respect to the Securities, and the Securities shall not be subject to any Sinking Fund payments.

      If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

      Articles Ten and Thirteen of the Indenture shall be applicable in their entirety to the Securities.

      The Indenture contains provisions for defeasance at any time of (A) the entire indebtedness of the Securities or (B) certain restrictive covenants and Events of Default with respect to the Securities, in each case upon compliance with certain conditions set forth in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      The Indenture provides that no Holder of any Security may enforce any remedy under the Indenture except in the case of failure of the Trustee to act after notice of default and after request by the Holders of not less than 25 percent in principal amount of the Outstanding Securities and the offer and, if requested, provision to the Trustee of reasonable indemnity satisfactory to the Trustee; provided, however, that such provision shall not prevent the Holder hereof from enforcing payment of the principal of or interest on this Security after the same shall have become due.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Holder of this Security is entitled to the benefits of the Registration Rights Agreement (as such term is defined in the Indenture). If the Exchange Offer (as such term is defined in the Registration Rights Agreement) is not consummated or a Shelf Registration Statement (as such term is defined in the Registration Rights Agreement) is not declared effective on or prior to the date that is 270 days after the Closing Date (as such term is defined in the Registration Rights Agreement), the interest rate borne by the Securities shall be increased by one-quarter of one percent (0.25%) per annum, commencing the date that is 270 days after the Closing Date until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective by the Securities and Exchange Commission, in either case in the manner and to the extent set forth in the Registration Rights Agreement. Any Exchange Note or Notes (as defined in the Registration Rights Agreement) issued in exchange for this Security shall evidence the same continuing indebtedness as this Security. Under no circumstances shall the surrender of this Security and the issue of an Exchange Note or Notes in exchange therefor constitute new indebtedness or obligate the Company to repay the principal amount of this Security in connection with the exchange.

      The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made to the Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      This Security and the rights of the Holder hereof shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

                                   ASSIGNMENT

      FOR VALUE RECEIVED ________________________________________ hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
                     (PLEASE INSERT SOCIAL SECURITY OR OTHER
                         IDENTIFYING NUMBER OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________
            (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

the within Security, hereby irrevocably constituting and appointing attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Date:  _______________________          _____________________________
                                                     Signature(s)

                                        Note:  The signature(s) to this
                                        assignment must correspond with
                                        the name as it appears upon the
____________________________            face of the within Security
       Signature Guarantee              in every particular, without alteration,
                                        or enlargement or any change whatever.

Note: Signature(s) must be guaranteed by an eligible guarantor institution meeting the requirements of the Trustee, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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